Exhibit 99.1

Contacts: Investor Relations Hope Cochran 425-216-4735 hope.cochran@clearwire.com

Media Relations Susan Johnston 425-216-7913 susan.johnston@clearwire.com
Clearwire Announces Investor Meeting: Access Info
KIRKLAND, Wash. — June 11, 2008 — Clearwire Corporation (“Clearwire”) [NASDAQ: CLWR], a leading provider of personal broadband and mobile Internet services, today announced that it will host an investor meeting on Thursday, June 12, 2008, in New York City. The event will begin at 7:30 a.m. Eastern Time (4:30 a.m. Pacific Time) and conclude approximately one hour later.
Chief Executive Officer Benjamin G. Wolff, along with members of Clearwire’s leadership team, will discuss the company’s business and the pending combination of Sprint Nextel Corporation’s next-generation wireless broadband business with Clearwire as well as the investments in Clearwire by commercial relationships with Intel, Google, Comcast, Time Warner Cable and Brighthouse Networks.
Access Information
A live webcast of the session will be available on Clearwire’s investor web site at: http://investors.clearwire.com. Interested parties can listen to the Clearwire presentations via conference call by dialing 800-230-1059 or, outside the United States, 612-234-9959, five minutes prior to the start time. The passcode for the call is 930038.
A replay of the call will be available at approximately 9:30 a.m. Eastern Time on Thursday, June 12, until midnight Eastern Time on Friday, June 27, by calling 800-475-6701, or outside the United States, 320-365-3844. The passcode for the replay is 930038.
About Clearwire
Clearwire, founded in October 2003 by wireless pioneer Craig O. McCaw, is a provider of simple, fast, portable and reliable wireless high-speed Internet service. Clearwire customers connect to the Internet using licensed spectrum, thus eliminating the confines of traditional cable or phone lines. Headquartered in Kirkland, Wash., the company launched its first market in August 2004 and now offers service in 50 markets across the U.S. as well as in Europe. For more information, visit www.clearwire.com.
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IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
In connection with the proposed transactions with Sprint Nextel Corporation, Intel Corporation, Google Inc., Comcast Corporation, Time Warner Cable Inc., and Bright House Networks, LLC, , Clearwire intends to file a proxy statement and other relevant documents concerning the transactions with the U.S. Securities and Exchange Commission (the “SEC”). STOCKHOLDERS OF CLEARWIRE ARE URGED TO READ THE PROXY STATEMENT AND

ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS.
Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Clearwire through the web site maintained by the SEC at www.sec.gov. Free copies of the proxy statement, when available, and Clearwire’s other filings with the SEC also may be obtained from Clearwire, by directing a request to Investor Relations at (425) 216-4735. In addition, investors and security holders may access copies of the documents filed with the SEC by Clearwire on Clearwire’s website at www.clearwire.com, when they become available.
Clearwire, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Clearwire’s stockholders with respect to the transactions contemplated by the definitive agreement between Sprint, the Investors and Clearwire. Information regarding Clearwire’s directors and executive officers is contained in Clearwire’s Annual Report on Form 10-K for the year ended December 31, 2007 and its definitive proxy statement filed with the SEC on April 29, 2008 for its 2008 Annual Meeting of Stockholders, which are filed with the SEC. You can obtain free copies of these documents from Clearwire using the contact information set forth above. Additional information regarding interests of such participants will be included in the proxy statement that will be filed with the SEC and available free of charge as indicated above.
Forward-Looking Statements
This release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about Clearwire’s future financial structure, uses of cash and proposed transactions. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the risk that the transactions described above are not consummated; as well as the other risks identified in Clearwire’s filings with the SEC, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting Clearwire’s Investor Relations department at (425) 216-4735 or at Clearwire’s web site at www.clearwire.com. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in Clearwire’s expectations after the date of these filings.